UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2025

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2024, Mr. Brian H. Kelly, Executive Vice President and Senior Advisor to the Chief Executive Officer of L.B. Foster Company (the “Company”), will retire from the Company effective December 31, 2025 (the “Retirement Date”). In connection with Mr. Kelly’s retirement, on December 3, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the entry into a Retirement Agreement and General Release (the “Retirement Agreement”) with Mr. Kelly.

Subject to Mr. Kelly’s execution (and non-revocation) of the Retirement Agreement, including a general release of claims against the Company and his obligations to comply with certain non-compete, non-solicitation, and non-disparagement covenants, the Compensation Committee approved Mr. Kelly’s departure from the Company as a retirement as provided in the Company’s applicable plans and related agreements with the following effect: (i) the accelerated vesting, to the extent unvested, of Mr. Kelly’s outstanding restricted stock awards effective on the Retirement Date; (ii) the pro-rata vesting of Mr. Kelly’s outstanding performance share unit awards effective on the Retirement Date to be paid, if earned, subject to and based on the Company’s attainment of the applicable performance goals as determined after the end of the applicable performance period; (iii) the payment of any awards of shares or Performance Share Units to the extent earned during active employment preceding an approved retirement under the Performance-Based Stock Award Retention Program and Strategy Transformation Plan; (iv) the payment, if earned, of the annual cash incentive bonus award for the performance period of January 1, 2025 through December 31, 2025, subject to and based on the Company’s attainment of the applicable performance goals as determined after the end of such performance period; and (v) the payment of Mr. Kelly’s accrued balance under the Company’s supplemental executive retirement plan.

The foregoing description of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Retirement Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2025.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	December 5, 2025	/s/ Patrick J. Guinee
Patrick J. Guinee
Executive Vice President,
General Counsel, and Corporate Secretary